Exhibit (8)(AB)

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

AMONG

CALAMOS ADVISORS TRUST

CALAMOS ADVISORS LLC

CALAMOS FINANCIAL SERVICES LLC

and

TIAA-CREF LIFE INSURANCE COMPANY

This Amendment (the “Amendment”) is made and entered into as of the 24th day of July, 2007, by and among Calamos advisors Trust, Calamos Advisors LLC, Calamos Financial Services LLC and TIAA-CREF Life Insurance Company.

WHEREAS, the parties have previously entered into that certain Participation Agreement among Calamos Advisors Trust, Calamos Advisors LLC, Calamos Financial Services LLC, and TIAA-CREF Life Insurance Company dated as of the 7th day of March, 2006 (“Participation Agreement”); and

WHEREAS, the parties desire to amend the Participation Agreement to add an additional Separate Account to Schedule A.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Schedule A to the Participation Agreement is hereby amended by deleting it in its entirety and replacing it with the attached Second Amendment Participation Agreement Schedule A attached hereto.

2. Except as expressly set forth herein the Participation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective July     , 2007.

CALAMOS ADVISORS TRUST

By:	/s/ James S. Hamann, Jr.
Title:	SECRETARY

CALAMOS ADVISORS LLC

By:	/s/ Phillip E. Moriarty II
Title:	SVP

CALAMOS FINANCIAL SERVICES LLC

By:	/s/ Phillip E. Moriarty II
Title:	PRESIDENT

TIAA-CREF LIFE INSURANCE COMPANY

By:	/s/ Gregory E. Smith
Title:	Vice President

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

SCHEDULE A

1.	Name of Separate Account and Date

Established by Board of Directors

TIAA-CREF Separate Account VLI-1

May 23, 2001

Contracts funded

by Separate Account

Intelligent Life Flexible Premium Variable Universal Life Policy

Designated Portfolios

Calamos Growth and Income Portfolio

2.	Name of Separate Account and Date

Established by Board of Directors

TIAA-CREF Separate Account VA-1

August 18, 1998

Contracts funded

by Separate Account

Intelligent Variable Annuity Contract

Designated Portfolios

Calamos Growth and Income Portfolio